                                                                 Exhibit 21

                              LIST OF SUBSIDIARIES
                              --------------------




                                                 STATE OF
                                                 --------
COMPANY                                         INCORPORATION   D/B/A
-------                                         -------------   -----

G-I Holdings Inc.                                Delaware
   G Industries Corp.                            Delaware
    GAF Building Materials Corporation           Delaware
      Building Materials                         Delaware    GAF Materials
      Corporation of America                                 Corporation & Old
                                                             American Products
        U.S. Intec Holdings Inc.                 Delaware
          U.S. Intec, Inc.                       Texas       Tri-Ply Corporation
            Exterior Technologies Corporation    Texas
            Intec Marine Inc.                    Texas
            USI Materials Inc.                   Delaware
        GAF Leatherback Corp.                    Delaware
        BMCA Insulation Products Inc.            Delaware
        BMC Warehousing Inc.                     Delaware
        GAFTECH Corporation                      Delaware
        South Ponca Realty Corp.                 Delaware
        GAF Real Properties Inc.                 Delaware
        BMCA Receivables Corp.                   Delaware
        Pequannock Valley Claim Service          Delaware
          Company, Inc.
        GAF Premium Products Inc.                Delaware
          Wind Gap Real Property Acquisition     Delaware
            Corp.
    GAF Fiberglass Corporation                   Delaware
      Merick Inc.                                Delaware
          GAF Broadcasting Company, Inc.         Delaware
          GAF Properties Inc.                    Delaware
          Q 104.3 Listeners Club Inc.            Delaware
       ACI Inc.                                  Georgia
       General Aniline & Film Corporation        Delaware
       BWater Corp.                              Delaware
       GAF Roofing Manufacturing Corp.           Delaware